Exhibit 32

CERTIFICATIONS PURSUANT TO 18 U.S.C. SECTION 1350, AS ADOPTED PURSUANT TO SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

Pursuant to 18 U.S.C Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, the undersigned officers of Old Line Bancshares, Inc. (the “Company”) each certifies, to the best of his or her knowledge, that the Company’s Quarterly Report on Form 10-QSB/A for the quarter June 30, 2006 fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and that the information contained in that Form 10-QSB/A fairly presents, in all material respects, the financial condition and results of operations of the Company.

/s/ James W. Cornelsen

James W. Cornelsen
President and Chief Executive Officer
September 6, 2006

/s/ Christine M. Rush

Christine M. Rush
Senior Vice President and Chief Financial Officer
September 6, 2006

This certification is being furnished solely pursuant to 18 U.S.C. Section 1350 and is not being filed as part of the Form 10-QSB/A or as a separate disclosure document, and may not be disclosed, distributed or used by any person for any reason other than as specifically required by law.